                                                                    EXHIBIT 10.6

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is dated as of September_, 2003, and is between George Yang ("Secured Party"), Markland Technologies, Inc., a Florida corporation ("Parent"), and STR Acquisition Corp., a Maryland corporation. ("Merger Sub"), a Delaware corporation as succeeded in interest by the surviving corporation of a merger, Security and Technology Research, Inc. (the "Company"), a Maryland corporation ("Debtor"), such corporation being a wholly owned subsidiary of Parent.

     This Agreement is entered into in connection with a merger of Merger Sub into the Company. Pursuant to an Agreement and Plan of Merger of even date herewith by and between Secured Party, Parent, Merger Sub and the Company, the Company will become a wholly owned subsidiary of Parent. As partial consideration for such merger transaction Merger Sub delivered a Promissory Note of even date herewith in the principal amount of $375,000 to Secured Party (the "Note") that by operation of law will become an obligation of the Company upon the closing of the merger transaction and is itself subject to the Guaranty of even date herewith delivered by Parent to Secured Party (the "Guaranty"). In addition, as part of the merger transaction set forth in the Agreement and Plan of Merger, Parent will retain Secured Party to perform consulting services for Parent and Secured Party will agree to perform such consulting services and covenant to other matters under a "Consulting Agreement" executed on even date herewith. In consideration for Secured Party's services and covenants Parent will pay Secured Party a fee as set forth in the Consulting Agreement (the "Fee").

     WHEREFORE, Debtor, Parent and Secured Party agree as follows:

     1. GRANT OF SECURITY INTEREST. Each of Debtor and Parent (to the extent that each owns any portion of the assets constituting the Collateral) hereby grants a security interest in the Collateral (as defined in Section 2) in favor of Secured Party to secure the payment of the Obligations (as defined in Section
3).

     2. COLLATERAL. The Collateral shall consist of:

          2.1 CORPORATE STOCK. Parent's corporate stock in STR in an amount that is equal to [forty] percent [(40%)J of the outstanding and issued voting, common shares of STR.

          2.2 ACCOUNTS. All present and future net accounts receivable of and other rights of Debtor to the payment of money no matter how evidenced, all present and future chattel paper, instruments and other writings evidencing any such right, all goods repossessed or returned in connection therewith, and all deposit accounts;

          2.3 INVENTORY. All inventory of Debtor now owned or hereafter acquired (to the fullest extent permitted by present or future law).

          2.4 EQUIPMENT. All equipment of Debtor now owned or hereafter acquired, including, without limitation, all machinery, computer hardware and software, furniture, furnishings and fixtures;

          2.5 INTELLECTUAL PROPERTY. All patents, copyrights, service marks, trademarks, tradenames, trade secrets, web sites, web pages, domain names, URL's, confidential information, know-how, customer lists and other customer information owned by Debtor or in which Debtor has an interest, including all licenses or other rights with respect to any of the foregoing and all registrations or applications for registration of any of the foregoing. All other intangibles of Debtor now owned or hereafter acquired;

          2.6 BOOKS AND RECORDS. All now existing or hereafter acquired books and records relating to the foregoing Collateral and all equipment containing such books and records; and

          2.7 PROCEEDS. All proceeds of the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

     3. OBLIGATIONS. The term "Obligations" means and includes obligations of Debtor to Secured Party arising from the Note and this Agreement, and also includes all other debts, obligations and liabilities of Debtor to Secured Party, now or hereafter made which are memorialized in a writing. The term "Obligations" also means and includes obligations of Parent to Secured Party arising from the Guaranty and this Agreement, and also includes all other debts, obligations and liabilities of Debtor to Secured Party, now or hereafter made which are memorialized in a writing including but not limited to the Fee.

     4. REPRESENTATIONS AND WARRANTIES. Each of Debtor and Parent represents and warrants to Secured Party that: (a) Debtor or Parent, as the case may be, is the owner of its portion of the Collateral free and clear of all liens, encumbrances and security interests (other than as permitted by Section 9 below); (bit has the right and power to make this Agreement; and (c) the Collateral will be kept at the address specified below.

     5. DEFENSE OF CLAIM. Debtor and Parent agree to defend their respective portions of the Collateral against claims and demands of all persons.

     6. INSURANCE. Debtor will insure its portion of the Collateral against all hazards in an amount at least equal to the remaining principal balance of the Note. If Debtor fails to obtain insurance, Secured Party shall have the right to obtain it at Debtor's expense. Debtor hereby assigns to Secured Party all rights to receive proceeds of insurance not exceeding the unpaid balance under the Obligations, directs any insurer to pay all proceeds directed to Secured Party, and authorizes Secured Party to endorse any draft for the proceeds.

     7. POSSESSION; CONDITION. Until default, Debtor may retain possession of its portion of the Collateral and use it in any lawful manner not inconsistent with either the Debtor's obligations herein or the terms and conditions of any policy of insurance thereon. Debtor agrees to keep its portion of the Collateral in good condition and repair, reasonable wear and tear excepted, and will permit Secured Party or its agents to inspect Debtor's portion of the Collateral at any time. Until default, Parent may retain possession of, but may not in any form or manner sell, transfer, assign, pledge, hypothecate or in any form or manner encumber its portion of the Collateral.

     8. SALE. Other than in the ordinary course of business, Debtor agrees not to sell the Collateral without the prior written consent of the Secured Party, which consent will not be unreasonably withheld.

     9. APPOINTMENT. Secured Party is hereby appointed Debtor's and Parent's attorney-in-fact to do all acts and things which Secured Party may deem necessary to perfect and continue to perfect the security interest created by this Security Agreement and to protect the Collateral. Without limiting the foregoing, Debtor and Parent hereby authorizes Secured Party to file all financing statements that Secured Party believes necessary to perfect the security interest granted hereby, and further authorizes Secured Party to make filings with the U.S. Patent and Trademark Office in connection with the security interest granted hereby.

     10. EVENTS OF DEFAULT. The occurrence of any of the following, whatever the reason therefor, shall constitute an Event of Default:

          10.1 DEFAULT UNDER GUARANTY. The occurrence of any Event of Default as defined in the Guaranty.

          10.2 BREACH OF THE AGREEMENT AND PLAN OF MERGER. Any material breach of any covenant or agreement or non-fulfillment of any obligation of Debtor or Parent set forth in the Agreement and Plan of Merger.

          10.3 NONPAYMENT. Debtor or Parent fails to pay any amount owing to Secured Party under the Obligations after the expiration of any grace period or notice period for such payment provided in the Obligations.

          10.4 NONPERFORMANCE. Debtor or Parent fails to perform or observe any other terms, covenant or agreement contained hereunder, and such failure continues uncured for a period of ten (10) days following Secured Party's delivery of written notice of such failure to Debtor or Parent, as the case may be.

          10.5 FAILURE OF WARRANTY. Any representation or warranty under any of the Obligations or in any other document made or delivered pursuant to or in connection with any of the Obligations proves to have been incorrect in any material respect when made.

     11. EFFECT OF DEFAULT. Upon any Event of Default hereunder:

          11.1 ACCELERATION. Secured Party may accelerate the outstanding amounts (if any) on the Note and/or the Fee by delivering written notice of such acceleration.

          11.2 OTHER REMEDIES. Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law.

All rights and remedies provided herein or in the Obligations (including the Guaranty) shall, to the full extent permitted by law, be cumulative. After default, Secured Party may require Debtor and/or Parent to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to Secured Party and Debtor. Any notice of sale, disposition or other intended action by Secured Party, sent to Debtor at the address specified below, or such other address of Debtor as may from time to time be shown on Secured Party's records, at least five (5) days prior to such action, shall constitute reasonable notice to Debtor.

     12. COSTS. Debtor and Parent agree that, upon any Event of Default, they will pay to Secured Party all costs reasonably incurred by Secured Party for the purpose of enforcing Secured Party's rights hereunder, including, but not limited to, the cost of foreclosures, the costs of obtaining necessary permits and consents to the transfer of the Collateral (should any such transfer occur), and all attorneys' fees, costs and other expenses incurred by Secured Party in connection therewith, together with interest thereon from the date of demand at the rate applicable to the principal balance of the Note.

     13. NOTICES. All notices and other communications provided for hereunder shall be in writing (including facsimile) and mailed, telecopied or delivered to a party at its address shown on the signature page of this Agreement; or in each case at such other address as shall be designated by Secured Party or Debtor and Parent in a written notice to the other. All such notices and communications shall, when mailed, telecopied or sent by courier, be effective when deposited in the mails, delivered to the courier, as the case may be, or sent by telecopier.

     14. GOVERNING LAW; JURISDICTION. This Agreement shall be construed and enforced, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with and governed by, the laws of the State of Maryland, without reference to the principles of conflict of laws thereof. By execution and delivery of this Agreement, each party hereto irrevocably submits to the exclusive jurisdiction of such court for itself and on behalf of its permitted successors and assigns.

     15. WAIVER OF JURY. DEBTOR, PARENT AND SECURED PARTY HEREBY IRREVOCABLY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including without limitation contract claims, tort claims, breach of duty claims and all other common law and statutory claims. Debtor, Parent and Secured Party each (i) acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on this waiver in entering into this relationship, and that each will continue to rely on this waiver in their related future dealings and (ii) further warrants and represents that each has reviewed this waiver with its legal counsel and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF THIS AGREEMENT. In the event of litigation, this provision may be filed as a written consent to a trial by the court.

     16. MISCELLANEOUS PROVISIONS. No provision of this Agreement may be amended, modified, supplemented, changed, waived, discharged or terminated unless Secured Party consents thereto in writing. In case any one or more of the provisions contained in this Agreement should be held to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. This Agreement shall be binding upon and inure to the benefit of Debtor, Parent, Secured Party and their respective successors and assigns. Secured Party shall have the right to sell, assign or otherwise transfer, either in part or in its entirety, this Agreement and the Guaranty, without Debtor's or Parent's consent, with any such transferee being entitled to be treated in all favorable respects as a holder or holders in due course. Time is of the essence of this Agreement and the performance of each of the covenants and agreements contained herein, including, but not limited to, the payment of all sums due hereunder.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officer as of the day and year first above written.


                                        SECURED PARTY:

                                        /s/ George Yang
                                        ----------------------------------------
                                        George Yang

                                        Address:

                                        Facsimile No.

                                        DEBTOR:

                                        STR Acquisition Corp. (as succeeded in
                                        interest by Security and Technology
                                        Research, Inc.)


                                        By: /s/ Ken Ducey
                                            ------------------------------------
                                            Ken Ducey, CFO/President

                                        Address:

                                        Facsimile No.

                                        PARENT:

                                        Markland Technologies, Inc.


                                        By: /s/ Ken Ducey
                                            ------------------------------------
                                            Ken Ducey, CFO/President

                                        Address:

                                        Facsimile No.